WindStor (SM) Lease Funding Secured by McKenzie Bay

BRIGHTON, MI, Sept. 29, 2003 - McKenzie Bay International, Ltd. (MKBY:OTC.PK) reports that it has signed a Letter of Intent with Corporate Funding, Inc located in Grand Rapids, Michigan to finance McKenzie Bay's leases of WindStor Renewable Energy Generation and Management Systems. Corporate Funding will evaluate each financing request on a standalone basis and all transactions will be subject to credit underwriting and review with mutually satisfactory documentation at closing. Corporate Funding, Inc. is a commercial equipment leasing and finance company with over forty-three years of industry expertise, providing capital equipment for businesses. Corporate Funding, Inc. has provided financing for energy system, manufacturing, construction, transportation, medical and many others industries.

"Financing made possible by Corporate Funding allows McKenzie Bay to accelerate WindStor projects pending installation in the USA and Canada." said Gary Westerholm, Chairman and President of McKenzie Bay. "WindStor leasing completes the energy "system" offer by McKenzie Bay for an aggressive cost management solution to building owners and businesses seeking a remedy for high electricity costs and quality."

"We are very pleased to participate in the advancement of WindStor." said James Boike, President of Corporate Funding. "We believe WindStor addresses a very large market, including a wind turbine for building rooftops in urban environments."

For further information about this release and the business at McKenzie Bay International Ltd., and its subsidiaries, contact Richard Kaiser, Investor Relations, 800-631-8127 (001-757-306-6090 outside North America) and/or info@mckenziebay.com, Website: www.mckenziebay.com; DERMOND INC. Re: WindStor and DWT contact 514-274-4244.

About WindStor (SM) A complete "Green Energy" electricity management system that combines self-generated renewable energy from a DERMOND Wind Turbine (DWT (SM)), based on proven North American-Vertical Axis Wind Turbine technology, and electricity storage from a Vanadium-based battery through a proprietary "DERMOND System Integrator". WindStor is designed to work with existing power source(s) for lower cost, higher quality, "Uninterruptible Power Supply" for partial or complete isolation of a structure or location from the grid. WindStor provides onsite-generated power for urban users, businesses and commercial property owners, and off-grid users in remote areas of the world. About McKenzie Bay International, Ltd.

McKenzie Bay is developing and preparing to commercialize alternative energy solutions based on emerging Vanadium electricity storage devices and alternative electricity generation systems. The Company has two subsidiaries: DERMOND INC, which markets DERMOND Wind Turbines and WindStor systems and McKenzie Bay Resources Ltd., a mining and refining company that is developing North America's largest Vanadium deposit.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of the pilot production facility and, ultimately, Lac Dore; inability to develop new products entering the energy storage market; failure of the high-purity vanadium market to materialize; failure to obtain required governmental approvals regarding Lac Dore; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.